CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-1A of Touchstone Strategic Trust regarding the Touchstone Strategic Income Opportunities Fund, a series of Touchstone Strategic Trust.

    /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 28, 2021